UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 8)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Commission File Number 333-164850

SUBPRIME ADVANTAGE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

6500
(Primary Standard Industrial Classification Code Number)

27-1550482
(I.R.S. Employer Identification Number)

501 W. Broadway
Suite A-323
San Diego, California 92101
(619) 871 1484
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Molly Country, President
SUBPRIME ADVANTAGE, INC.
501 W. Broadway
Suite A-323
San Diego, CA 92101
(619) 871 1484
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, California 92101
(619) 704-1310
Fax (619) 704-1325

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

Indicate by check mark whether the registrant is a large accelerated file, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	500,000	$0.10	$50,000	$3.56

TOTAL	500,000	$0.10	$50,000	$3.56

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus (Subject to Completion)

Dated _________, 2010

*EXPLANTORY NOTE – Following the filing of Amendment 7 of this Form S-1, the Registrant discovered an inadvertent error on the Auditor’s Consent Letter Exhibit 23-1. The Registrant is filing this Amendment 8 to this S-1 to include the correct amendment number within Exhibit 23-1. No disclosure was changed as a result of the error and there were no other changes to the Form S-1.

PROSPECTUS

SUBPRIME ADVANTAGE, INC.

500,000 Shares of Common Stock Offered by
$0.10 per share

	Per Share	Total

Public Offering Price…	$0.10	$50,000

Underwriting discounts and Commissions…	$0.00	$0.00

Proceeds to Subprime Advantage…	$0.10	$50,000

We are offering to the public 500,000 shares of common stock (“Shares”), at $0.10 per share, for the duration of the offering on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in twelve months after commencement of this offering, on ____, 2011. If we do not sell all of the 500,000 Shares being offered prior to the termination date, we intend to promptly return all money paid for shares to the purchasers, without interest and without deduction, although all the money may not be returned because it may be subject to creditors claims.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted in the OTC Bulletin Board, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. There is no minimum purchase requirement for prospective stockholders.  All funds will be placed into a separate impound account-Subprime.

An investment in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your purchase.

We urge you to read carefully the “Risk Factors” section beginning on page 5 where we describe specific risks associated with an investment in Subprime Advantage, Inc., and these securities before you make your investment decision.

Our auditors have substantial doubt about our ability to continue as a going concern.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS __________, 2010.

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus.

Subprime Advantage is a development stage company incorporated in the State of Nevada on December 17, 2009. We were formed to engage in the business of providing information for homeowners and commercial property owners searching for mortgage relief as well as investors looking to capitalize on the current real estate market, in addition to capitalizing on our own real estate opportunities.

Since our inception on December 17, 2009 through June 30, 2010, we have not generated any revenues and have incurred a net loss of $30,810. In December of 2009 our only business activity was the formation of our corporate entity and the development of our business model. However, on April 1, 2010 we entered into an agreement to acquire our first real estate investment. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, industry related information compilation, working capital, and covering various filing fees and transfer agent fees to complete our early money raised through this offering. We believe that with the working capital raised in this offering, the revenues received from commencing our marketing efforts and rents generated from our recent real estate acquisition, we will have sufficient revenues to support the costs associated with our operations for the next twelve months, assuming we are successful in negotiating the mortgage and locating a tenant for our new real estate acquisition. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from information distribution and web-based consultations, will be adequate to maintain our business. Additionally there can be no assurance that we will be successful in either negotiating a viable mortgage or locating a tenant for our recently acquired real estate. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this registration statement.

Subprime Advantage is in the process of developing an internet destination and marketplace in the United States for investors and sellers of subprime disadvantaged real estate and real estate mortgages which have suffered substantially from the subprime meltdown of real estate values and for investors seeking information regarding real estate products and services, such as insurance, financing, legal assistance, and real estate associated industries. At this time we are in the process of implementing our marketing plan and designing the final website which we hope to have tested and launched in the final quarter of 2010, and we have no intentions to be acquired or to merge with an operating company. Additionally, we and our shareholders have no intention of entering into a change of control or similar transaction. Neither we nor our shareholders have any plans or intentions to change management. No member of our management or any of our affiliates have been previously involved in the management or ownership of a development stage company that has not implemented its business plan, engaged in a change of control or similar transaction or has generated no or  minimal resources to date.  Because we commenced operations in December of last year, we currently are merely in the process of establishing our website, marketing plan and we have only recently completed our first real estate acquisition. We have been in contact with design consultants to help us implement our ideas into a multifaceted internet based information source.  We believe that upon completion of our operating model, we will provide significant benefits to home owners and other industry participants by enabling them to advertise, interact and transact with a significant online consumer audience related to the disadvantaged real estate market, by providing a subprime advantage.

We intend to provide significant benefits to investors by giving them the tools they need to effectively navigate a large database of quality information in addition to a database of real estate properties and mortgage listings, thereby optimizing their ability to find the investor or investment of their choice in their chosen geographical area.

Our business model, which is still evolving as new ideas are brought forth, is built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. We intend to generate revenues primarily from internet advertising, and fees for consumer and professional services. In the future, we also intend to generate revenues from facilitating subprime disadvantaged properties ("e-commerce") transactions, online subprime disadvantaged properties auction-style trading services and national advertising.

Subprime Real Estate

Subprime Advantage’s focus is to build a website where investors and sellers are given an indispensible resource of knowledge and resources built around the subprime mortgage meltdown, which has affected the country as a whole.  We will also provide information and resources to investors who are looking to strengthen their portfolios in this turbulent market.

As of the date of this prospectus we have one officer who also serves as our sole director, acting as our sole employee, who we anticipate devoting only a portion of her time to the company going forward. Upon completion of the offering, she will beneficially own the majority of our outstanding common shares, and will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders.   Additionally, even with the sale of securities offered hereby, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next twelve months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for costs associated with the offering, website development, technology information development and travel. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plan of operation.

Subprime Advantage’s address and phone number are:
Subprime Advantage, Inc.
501 W. Broadway, Suite A-323
San Diego, CA 92101
(619) 871-1484

Summary of the Offering

Securities Offered (1)…	500,000 shares of common stock

Price Per Share…	$0.10

Minimum Purchase…	NONE

Common Stock Outstanding before Offering…	658,000 shares of common stock

Common Stock Outstanding after Offering…	1,158,000 shares of common stock

Estimated Total Proceeds…	$50,000

Offering Expenses…..	$9,300

Net Proceeds after Offering Expenses…	$40,700

Use of Proceeds…
Other than the expenses of the offering, which include $5,000 in legal fees, $300 in copying costs, $1,000 for SEC and state filing fees, $2,000 for audit fees and $1,000 for accounting fees, the proceeds of the offering will be used for; accounting, website development, technology/information development, and general working capital.

Subscriptions…	Subscriptions are to be made payable to “Subprime Advantage, Inc.”
(1) Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:	For the Period inception (December 17, 2009) to June 30, 2010 (unaudited)

Income Statement Data:

Revenue	$ -

Expenses:
General and administrative expenses	1,056
Executive compensation	2,600
Professional fees	27,142
Total expenses	30,798

Other expenses:
Interest expense – related party	(12)
Total other expenses	(12)

Net loss	$ (30,810)

Balance Sheet Data:	As at June 30, 2010 (unaudited)
Total Assets…	$ 1,489
Liabilities…	$ 9,699
Stockholders’ Deficit…	$ (8,210)

RISK FACTORS

Investors in Subprime Advantage, Inc. should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We are a development stage company organized in December 2009 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were incorporated in December of 2009 as a Nevada corporation. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $16,363 for the period ended December 31, 2009, and (iii) we have incurred losses of $30,810 for the period of Inception (December 17, 2009) to June 30, 2010, and have been focused on organizational and start-up activities and business plan development since we incorporated.

Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon our ability to raise additional capital from the sale of common stock and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

Although we have commenced the development of an interactive website, there is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our service, the level of our competition and our ability to attract and maintain key management and employees which include skilled information technology experts.  Additionally, our auditor’s report reflects that the ability of Subprime Advantage, Inc., to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

We are significantly dependent on our officer and director, who has limited experience. The loss or unavailability to Subprime Advantage, Inc., of Ms. Country’s services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Molly Country, our president. It would be difficult to replace Ms. Country at such an early stage of development of Subprime Advantage, Inc. The loss by or unavailability to Subprime Advantage, Inc., of Ms. Country’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Ms. Country could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace Ms. Country, should her services be discontinued. In the event that we are unable to locate or employ personnel to replace Ms. Country, then, in that event we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Ms. Country has no experience in running a public company. The lack of experience in operating a public company could impact our return on investment, if any.

As a result of our reliance on Ms. Country, and her lack of experience in operating a public company, or experience in our industry or in certain aspects of the business we intend to create, our investors are at risk in losing their entire investment. Ms. Country intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our company, such management is not anticipated until the occurrence of future financing. Since this offering will not sufficiently capitalize our company, future offerings will be necessary to satisfy capital needs. Until such a future offering occurs, and until such management is in place, we are reliant upon Ms. Country to make the appropriate management decisions.

Ms. Country is involved with other businesses and there can be no assurance that she will continue to provide services to us.

As compared to many other public companies, we do not have the depth of managerial or technical personnel. Ms. Country is currently involved in other businesses.

Ms. Country’s limited time devotion to Subprime Advantage, Inc., could have the effect on our operations of preventing us from being a successful business operation, which ultimately could cause a loss of your investment.

Ms. Country may in the future be involved with additional businesses and there can be no assurance that she will continue to provide services to us. Ms. Country currently devotes only a portion of her time to our activities.

Since one stockholder, upon completion of the offering will beneficially own the majority of our outstanding common shares, this single stockholder will retain the ability to control our management and the outcome of corporate actions requiring stockholder approval notwithstanding the overall opposition of our other stockholders. This concentration of ownership could discourage or prevent a potential takeover of our company that might negatively impact the value of your common shares.

Ms. Country will own approximately 52% of our outstanding common shares after completion of the offering. As a consequence of her stock ownership position, Ms. Country will retain the ability to elect a majority of our board of directors, and thereby control our management. This individual will also initially have the ability to control the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. The concentration of ownership by this individual could discourage investments in our company, or prevent a potential takeover of our company which will have a negative impact on the value of our securities.

As a result of Ms. Country’s majority ownership of our outstanding common shares after this offering, Ms. Country will control our issuance of securities after the offering.

As a consequence of Ms. Country’s controlling stock ownership position, acting alone she will be able to authorize the issuance of securities that may dilute and otherwise adversely affect the rights of purchasers of stock in the offering. Additionally, she may authorize the issuance of these securities to anyone she wishes, including herself and her affiliates at prices significantly less than the offering price.

Upon completion of this offering there will be an immediate and substantial dilution to purchasers of our securities.

The public offering price of the Shares may be substantially higher than the net tangible book value of our Common Stock. Investors participating in this offering will incur immediate and substantial dilution in the per share net tangible book value of their investment from the initial public offering price of approximately $0.10 or 66% in the offering. See “Dilution”

Because of competitive pressures from competitors with more resources, Subprime Advantage, Inc., may fail to implement its business model profitably.

The business of real estate is a very risky venture.  Even though we believe a strong business plan is in place, our plan may fail due to a continued decrease in market values, as well as the continued effects of the current recession.

We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

Due to our very recent start-up nature, we will have to incur the costs of website and information development. To fully implement our business plan we will require substantial additional funding. This offering, if successful, will only enable us to commence our initial website development, and will assist us in further developing our initial business operations, including the development of a web-based consulting and listing service, and will not be sufficient to allow us to expand our business meaningfully. Additionally, since the net offering proceeds have been earmarked for accounting, legal, and minimal working capital, we will not be capitalized sufficiently to hire or pay employees.

Following this offering we will need to raise additional funds to expand our operations. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

There is no current public market for our common stock; therefore you may be unable to sell your securities at any time, for any reason, and at any price, resulting in a loss of your investment.

As of the date of this prospectus, there is no public market for our common stock. Although we plan, in the future, to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, there can be no assurance that our attempts to do so will be successful. Furthermore, if our securities are not quoted on the OTC Bulletin Board, or elsewhere, there can be no assurance that a market will develop for the common stock or that a market in the common stock will be maintained. As a result of the foregoing, investors may be unable to liquidate their investment for any reason. We have not originated contact with a market maker at this time, and do not plan on doing so until completion of this offering.

Because our common stock is deemed a low-priced “Penny” stock, an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Until the trading price of the common stock rises above $5.00 per share, if ever, trading in the common stock is subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Subprime Advantage, Inc.; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of Subprime Advantage, Inc., are being made only in accordance with authorizations of management and directors of Subprime Advantage, Inc., and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Subprime Advantage’s assets that could have a material effect on the financial statements.

We have one individual performing the functions of all officers and directors. This individual caused the development of our internal control procedures and is responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

As a result of our placing your invested funds into a separate corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a separate corporate account rather than an escrow account, creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments if this happened, regardless of whether or not the offering closes.

We have entered into a real estate purchase contract which incurs a liability on the company.

Through an arm’s length transaction, we have entered into a real estate contract for a condominium in Las Vegas Nevada. We put $1,000 down, and are negotiating with the lender to reduce the mortgage amount from $168,000 to $49,000. If the lender agrees, we will be responsible for the monthly mortgage on $49,000 as well as monthly maintenance costs such as gas and electric, condo association fees and property taxes. We have been preapproved for a $49,000 loan from a private lender. The preapproval terms are as follows: $49,000 at 5.625% interest only, with a monthly payment of $282.07 and a balloon payment of $45,662 due at the end of 5 years. We intend to sell or refinance the property prior to the balloon due date; however, if in five years we are unable to make the balloon payment as a result of our not having sold the property or refinanced the property we may default on the loan and lose the investment property.  The rate is applicable to an investment property because the property for which Subprime has been preapproved on is an investment property.

The costs to maintain the acquired property may put undue burden upon our cash reserves if the property remains unoccupied.

Upon negotiating the reduced mortgage of $49,000, based upon an interest rate 5.625% which has been agreed upon through a privately funded loan agreement, our monthly payment will be $282.07.  If we are unsuccessful in securing a lease with a tenant and unable to obtain additional funding, we may be unable to pay the mortgage as well as other fees such as utilities and monthly association fees which may trigger a foreclosure and we may lose the property. We would lose our initial $1,000 payment as well as the cash reserves used to maintain the property.

We have received two loans from Molly Country which incurs liabilities on the company.

In response to two separate loans, we have signed two promissory notes, both payable to Molly Country for $3,000 and $5,000 with 6% interest a year, for each note.  They are both payable by one lump sum.  The first note of $3,000 is due on or before June 7, 2013, with the second note of $5,000 will be due on or before July 13, 2013. If at the time of re-payment we have insufficient funds, we will be in default and may seek to renegotiate the terms and may agree upon  new notes with a higher or lower interest rate.  Upon default, we may incur, and will be liable for, legal fees associated with the cost of collection. The $3,000 has been designated to cover the payment of accounting and auditing fees.  The $5,000 has been designated to cover expenses associated with the property in Las Vegas.  Neither note has any effect on the use of proceeds from this offering.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Upon effectiveness of this registration statement we will be subject to the requirements of the Securities Exchange Act of 1934. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Subprime Advantage, Inc., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2010, after giving effect to and as adjusted to give effect to the sale of the 500,000 common shares offered in this prospectus.

	As at June 30, 2010 (unaudited)	AS ADJUSTED For the Offering Proceeds
Current Liabilities:	$ 6,699	$ 6,699

Long Term Liabilities:	3,000	3,000

Stockholders’ Equity:
Common Stock, $0.001 par value; 100,000,000 shares authorized;
658,000 shares issued and outstanding	658	-
1,158,000 shares issued and outstanding as adjusted following 500,000 issued in this offering	-	1,158
Additional paid-in capital	21,942	62,142
Offering Expenses	-	9,300
Deficit accumulated during development stage	(30,810)	(30,810)
Stockholders’ Equity	(8,210)	41,790
Total Capitalization	$ 1,489	$ 51,489

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $489, which we received in December of 2009 through June 30, 2010, and the net proceeds of this offering $40,700 and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately twelve months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the shares of common stock offered hereby are estimated to be approximately $40,700. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$ 50,000

Less: Offering Expenses
Legal (1)	$ 5,000
Copying	300
SEC & State Filing Fees	1,000
Auditing	2,000
Accounting	1,000

Net Proceeds from Offering	$ 40,700

Use of Net Proceeds

Information Development (2)	11,000
Transfer Agent Fees	7,500
Accounting Fees (3)	8,000
Working Capital (4)	14,200

Total Use of Net Proceed	$ 40,700
(1)
Legal Fees. Stoecklein Law Group received 58,000 shares of common stock at $0.26 per share, valued at $15,000, and will receive $5,000 from the use of proceeds for legal services in assisting us in our SEC reports for a twelve month period.

(2)	Information Development. We have allocated $11,000 for website design and construction, which includes not only construction but implementation and beta testing.
(3)
Accounting Fees. We have allocated up to $3,000 accounting services in assisting us in our SEC reports and preparation of our financial statements for a twelve month period.  We have also allocated $5,000 for our annual audit.

(4)
Working Capital. Includes any application deemed appropriate for the company to maintain operations including but not limited to the expenses relating to our real estate acquisition such as the mortgage, utilities, insurance and association fees.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
-	our new business structure and operations, lack of strong client base

•	prevailing market conditions, including the history and prospects for the industry in which we compete;
-	majority of other informational based networking sites are not yet publicly traded, and the current economic and market conditions tend to be harder on new businesses

•      our future prospects; and
-	sites that are based on a informational networking have the capability to become very popular, consumers tend to like information made readily available to them

•	our capital structure.
-	we are a start up business and our capital structure is in its early stages

The prices of the private placements in December 2009 to Molly Country and Stoecklein Law Group had no influence on our determination of the offering price of $0.10. Molly Country was issued Founders Shares and Stoecklein Law Group was given a share price based on legal costs owed.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At June 30, 2010 our common stock had a pro forma net tangible book value of approximately $(8,210) or $(0.01) per share. After giving effect to the receipt of the net proceeds from the shares offered in this prospectus at an assumed initial offering price of $0.10 per share, our pro forma net tangible book value at June 30, 2010, would have been $32,490 or $0.03 per share. This results in immediate dilution per share to investors of $0.07 per share or 71.94%. The following table illustrates dilution to investors on a per share basis:

Offering price per share...	$ 0.10
Net tangible book value per share before offering…	$ (0.01)
Increase per share attributable to investors…	$ 0.04
Pro forma net tangible book value per share after offering…	$ 0.03
Dilution per share to investors…	$ 0.07

The following tables summarize, as of June 30, 2010, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 500,000 shares offered in this prospectus at an assumed initial public offering price of $0.10 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders	658,000 (1)	57%	$6,000	11%	$0.01
Public Stockholders	500,000	43%	$50,000	89%	$0.03 (2)
Total	1,158,000	100%	$56,000	100%
(1)
Includes 600,000 shares issued in December of 2009, to our founding stockholder for her initial contribution of $6,000 for setting up our corporate entity and providing the product development and concept plans for the business opportunity, and 58,000 shares for legal fees which totaled $15,000.

(2)	The average price per share of $0.03 refers to the Pro forma net tangible book value per share after offering.

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 500,000 shares of common stock, at $0.10 per share, on a “best efforts,” “all-or-none,” basis in a “direct public offering” through our sole officer and director. This offering terminates in twelve months after commencement of this offering. If we do not sell all of the 500,000 shares being offered prior to the termination date, all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account.

Funds received prior to reaching the 500,000 shares will be held in a non-interest bearing impound account and will not be used until the offering is completed. The impound account is an account which is separate from our existing operations account. The account is managed and monitored by management of Subprime Advantage Inc., to handle the processing of all subscription funds. If we do not sell 500,000 shares within twelve months after commencement of this offering, the offering will terminate and all money paid for shares will be returned to the purchasers, without interest and without deduction within 24 hours of the termination of the offering if not fully subscribed within the twelve months.

If we were to be unsuccessful in achieving the offering, funds will be redistributed to all investors who have purchased the shares offered in this prospectus. In the event a creditor attaches any portion of these funds, which constitute less that the full offering, we will allocate the funds which remain proportionate to the funds invested by each investor. We will use the following formula:   take the total amount raised (R) minus the amount attached by the creditor (C). The difference (X) is then divided by the original total amount raised to produce a product (Y) that is then multiplied by the individual investor’s original dollar amount investment (Z). That product is the amount returned to the investor.

R –C = X
X/R = Y
Y * (Z)= $

Stoecklein Law Group has signed a waiver, waiving their rights and claims to any funds should Subprime advantage fail to sell 500,000 shares within twelve months.

 Upon achieving the offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering,” “all or none,” basis through our officer and director, Molly Country, who may be considered an underwriter as that term is defined in Section 2(a) (11). Ms. Country will not receive any commission in connection with the sale of shares, although we may reimburse her for expenses incurred in connection with the offer and sale of the shares.  Ms. Country intends to sell the shares being registered according to the following plan of distribution:

•	Shares will be offered to friends, family, and business associates of Ms. Country;
Ms. Country will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a) (4) (ii), she must be in compliance with all of the following:
•	she must not be subject to a statutory disqualification;
•	she must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	she must not be an associated person of a broker-dealer;
•
she must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Subprime Advantage, Inc., otherwise than in connection with transactions in securities; and

•
she must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding twelve months, and not participate in selling an offering of securities for any issuer more than once every twelve months.

Ms. Country will comply with the guidelines enumerated in Rule 3a4-1(a) (4) (ii).  Neither Ms. Country, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Subprime Advantage, Inc., to each offeree;
•	the subscription is completed by the offeree, and submitted with check back to Subprime Advantage, Inc., where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for Subprime Advantage, Inc., to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by Ms. Country, and the funds deposited into an account labeled: Subprime Advantage, Inc., within four (4) days of acceptance;
•	subscriptions not accepted, are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Funds will be deposited to the following:

Subprime Advantage, Inc.
Wells Fargo
601 1st Ave.
San Diego, CA 92101

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The sole member of our Board of Directors serves without compensation until the next annual meeting of stockholders, or until her successor has been elected. The officers serve at the pleasure of the Board of Directors. At present, Molly Country is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Molly Country	60	President, Secretary, Treasurer and Director

Duties, Responsibilities and Experience

Molly Country.  Age 60, President, Secretary, Treasurer and Director; is the founder of Subprime Advantage from December 17, 2009 to present. Ms. Country attended San Diego State University and graduated with a BA in Philosophy.  In 1977, she received her Master in Science and Counseling from University of California San Diego. Over the last 20 years, which include the last five, Ms. Country has been a full-time Business Manager and Chief Operating Officer for Goodrich Excavation a small excavation company based in Lake Tahoe, CA. Goodrich Excavation handles new construction projects as well as snow removal for the Lake Tahoe area.  Her duties include, but are not limited to, managing the operation budget, scheduling projects, accounting and payroll as well as employee management and marketing.  Ms. Country also maintains all service schedules for company machinery including snow plows, front end loaders and tractor-trailers. Her skills in bookkeeping, payroll management, oversight of personnel and project cost analysis developed during her management experience at Goodrich Excavation have led us to the conclusion that she would be capable to serve as our Director. For further clarification, Goodrich Excavation is not a parent, subsidiary or other affiliate of Subprime Advantage Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of the date of this prospectus, and as adjusted giving effect to the sale of 500,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering
Molly Country	600,000	91%	52%
Stoecklein Law Group	58,000	9%	5%

All Directors, Officers and Principle Stockholders as a Group	658,000	100%	57%
(1) Donald J. Stoecklein is the natural person that has voting and investment control over the shares beneficially owned by Stoecklein Law Group.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, 658,000 shares were outstanding as of the date of this prospectus. Upon sale of the 500,000 shares offered herein, we will have outstanding 1,158,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Subprime Advantage, Inc., the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20 to 33%
•	33% to 50%
•	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do exempt our common stock from the control share acquisition act.

INTEREST OF NAMED EXPERTS AND COUNSEL

The Stoecklein Law Group of 402 West Broadway, Suite 690, San Diego, California 92101 has issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of Subprime Advantage, Inc., as of December 31, 2009, are included in this prospectus and have been audited by De Joya Griffith & Company, independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Subprime Advantage, Inc. will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	or under applicable Sections of the Nevada Revised Statutes
•	the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or,
•	for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means, they are required to exercise good faith and fairness in all dealings affecting Subprime Advantage, Inc. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Subprime Advantage, Inc., in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Subprime Advantage, Inc. is a development stage company incorporated in the State of Nevada in December of 2009. We were formed to engage in the business of providing information to the general public on subprime disadvantaged properties through the advertising media of the internet.  In addition to our website, we have begun to take advantage of real estate investment opportunities, including the purchase and rental of properties affected by downturn in the real estate market. We have launched our initial site which is designed to become a primary source of information for distressed homeowners. During our initial month of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Upon further development, our website will address the aspects of our business concept as set forth below. We commenced our business operations in December of 2009 through the posting of the initial page of our website (www.SubprimeAdvantage.com).
Additionally, as our business model continues to evolve, we will continue our pursuit of properties which may or may not have subprime mortgages, should these opportunities arise.  These properties would also be listed on our website
As a result of our being a development stage company with minimal amounts of equity capital initially available, $489, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $489, in addition to two loans totaling $8,000 by our CEO; (2) goals based upon our funding of $50,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $6,000.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in December of 2009.
•
To retain counsel and an auditor to assist in preparation of documents providing for the raising of $50,000 to complete Stage II of our Plan of Operations. Accomplished in December of 2009. Total costs approximately $5,000. (Counsel to be paid from proceeds of offering in the sum of $10,000. Accountant paid $1,000 and auditor paid $2,000 from $6,000 equity purchase by Ms. Country).

•	Begin acquisition of properties affected by subprime mortgages.

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $40,700. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Subprime Advantage, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our product lines as currently developed, generates sufficient revenues to incur additional inventory creation.  We hope to have Stage II completed by the end of the third quarter of 2010, as it would allow use funds which we have allocated in this offering to pay for the services required to develop our website, which if the time table of design is met, would be in the beta testing stage at this time.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $55,000 would be utilized for legal, accounting, website developments and enhancements, information development, general office expenses and property acquisitions. In the event an additional $100,000 were raised (in addition to the $40,700 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional technology development, office space, additional staff and additional funds for property acquisitions. We anticipate that it will take us approximately six months after the funding referenced in this Stage III to expand our services, hire personnel, and obtain office space.  We anticipate beginning Stage III during the first or second quarters of 2011.  At this time our website and marketing plan should be fully operational, which would assist in the raising of additional capital.

We are attempting to build Subprime Advantage, Inc., into an internet information resource as well as a comprehensive consumer information website. Our principal goal is to earn revenues by uniting investors, lenders and sellers of subprime disadvantaged real estate online. We also intend to earn revenues through advertising and banner sales to businesses who could be of service to subprime mortgage holders.  In order to generate revenues during the next twelve months, we must:

1. Enhance our existing website – We believe that using the internet for subprime disadvantaged homeowners as a classified marketplace and consumer information facility will provide us a base for operating our company. We have registered the domain name www.SubprimeAdvantage.com, and have developed a preliminary website, where we expect to expand the site to be more comprehensive. We have begun construction on the preliminary aspects of our website, and intend to have a fully developed website during the final quarter of 2010. Since we are newly formed, we have not contracted with a particular web-designer, and all construction of the current site has been performed in-house.  Although we do have the capabilities to design in-house, the extensive nature of our planned website will require the use of outside consultants.  We are in contact with local designers at present.    We have not received a final quote as to the cost of our desired design at this time as we are still in the process of making changes to our design concepts, however we are budgeting for final cost of between $10,000 and $15,000.We expect to have a final layout and bid acceptance by the end of the second quarter.  As a result of our continued discussions with different design consultants, we have yet to finalize our layout or accept a final bid.  As of June 30, 2010, we have revised our goal to have a design finalized and in testing phase by the end of 2010, with a fully operational website online by the end of the first quarter of 2011. According to consultants we have been in contact with, once our website is up and operational, our monthly maintenance retainer is expected to be around $500 per month.  This will include not only monthly maintenance and updating, but also server and storage space.   In the interim, we are in the process of contacting parties who might want to take advantage of ground floor opportunities in both posting properties, selling properties as well as advertising their services.  Parties we are in contact with are realtors, finance specialists and private sellers.  While most of our contacts come through personal referrals and word of mouth, we are in the process of seeking out additional methods of contact such as Craig’s List postings and local publications which provide an economical way of informing parties of the benefits our company can provide.

Additional funds brought in through banner advertising and property listings should help us sustain our monetary requirements, until either funding is complete or the improved website is launched.  Parties taking advantage of the ground floor advertising and sponsorship opportunities will receive priority placement and additional incentives for future advertising on the improved website.  Should we not be able to raise the funds needed to complete the enhanced website, we will proceed with our website which is currently posted.  Our current site will still allow us to continue offering information as well as giving sellers and investors a place to list and search for subprime properties while we strive to raise the funds needed to complete our enhanced website.

During the time we are finishing our website design, we will continue to research the internet and other media sources such as CNN, CNBC, the Wall Street Journal, as well as current websites and blogs, to help develop our content.  Between the content spread throughout the internet and media sources such as Fox News, CNBC and CNN, print media such as the Wall Street Journal and Assisted Housing Alert magazine; informational content is readily available to be compiled and formatted for posting.  We will also continue to monitor current regulations of State statutes and federal assistance programs which might change or become readily available to sellers and investors of subprime mortgages and properties.

One of the goals of Subprime Advantage is not only to create new content, but to compile content from the public domain of information into one easily navigatable website.  There is a wealth of information available to both sellers and investors however at present is very time consuming to research items which are spread throughout the different forms of media.  If as much of this informational content was placed into a website correctly, and paired with contacts to industry professionals within the requesters area or zip code, much of the work which put into selling a subprime distressed or REO property could be simplified and benefit by both sellers and investors; saving time and money, by having the capability to research one site.

2. Develop and implement a marketing plan – Once we establish our presence on the internet, we intend to devote our efforts to developing and implementing a plan to market our services to homeowners and businesses. In order to promote our company and attract customers, we plan to advertise via the internet in the form of banner ads, link sharing programs and search engine placements. We also intend to form partnerships with realtors, investors and lending institutions to help promote the benefits of Subprime Advantage. At this time we have not formed such partnerships or agreements and are unaware of the costs associated with forming them.  We expect to generate some revenues from Subprime, for sale by owner listings, as well as realtor listings, during the final months of 2010, however, during 2011 we expect to formalize and implement a marketing scheme to provide professionals and non-professionals, homeowners and investors, an additional marketing outlet.

3. Develop and implement a comprehensive consumer information website – In addition to providing a consumer (investors and sellers) and trade (real estate associated professionals) a classified marketplace, we intend to develop a consumer information website. We are intending\to let investors and homeowners research the most detailed real estate information including buying and selling tips, investing tips, legal blogs on subprime issues, updates on laws and regulations, finance options, insurance and warranty programs, as well as tools for analyzing upfront payment scams.

By listing with Subprime Advantage, sellers will have a more educated audience.  At this time we are assessing the possibility of hosting our own site, on premise, or outsourcing to a remote location and service.  We have contacted consultants to help us device the best possible solution to help us achieve our overall goal.  We have also researched and mapped out possible sections for our website, some of which might include but not be limited to:

•	Short sale/Pre-foreclosure listing;
•	Foreclosure listing;
•	Realtors who specialize in handling REO (1) properties;
•	Links to possible lenders;
•	Form letter examples and instruction guidelines;
•	Federal statutes and regulations;
•	State statutes and regulations-broken down by state; and
•	RSS news feeds posting all of the latest news from agencies such as the Federal Reserve and IRS.

Subprime Advantage, Inc. commenced its business operations in December of 2009, and as a result of its recent commencement of business activities has limited start-up operations and generated no revenues. Our operations, to date, have been devoted primarily to startup and development activities, which include the following activities and associated costs:

•	Formation of the company;

o	File the corporation with the State of Nevada ($1,200.00);

o	Held organizational meeting ($0.00);

o	Opened corporate bank account ($0.00);

o	Acquired phone and phone number ($60.00) ;

o	Acquired office address ($0.00);

•	Creation of our initial website, www.SubprimeAdvantage.com;

o	Registered domain ($30.00);

o	Constructed temporary web page ($0.00);

•	Research of our competition ($0.00);

•	Development of our business plan

o	Assessment of home and mortgage crisis ($0.00);

o	Researching government assisted programs ($0.00);

o	Assessment of financial markets ($0.00);

•	Research of software to assist us in our anticipated website development;

o	Discussing website ideas with design consultants ($0.00);

o	Researching hosting requirements, as well as requirements for server space and bandwidth ($0.00);

o	Verifying purchase of pre-packaged database software over custom designed system ($0.00.); and

•	Establishment of listing criteria ($0.00) and;

•	Acquisition of our initial real estate property ($50,000);

o	Estimated monthly mortgage payment ($282.07);

o	Property association fees per month ($177.00);

o	Utility expenses per month ($150.00);

o	Home-owner’s insurance per month ($33.00);

o	Property taxes per month ($53.99).

Subprime Advantage, Inc. is a recently established business, with temporary offices at 501 West Broadway, Suite A-323, San Diego, California 92101. Our director, officer, and stockholder created the business as a result of determining the lack of sufficient information available to the subprime disadvantage homeowners. Although Subprime Advantage may be involved in acquiring investment opportunities, or other advertising websites, we have no intention of other forms of mergers or acquisitions.

4. Acquire Real Property- In addition to engaging in the business of providing information to the public on subprime disadvantaged properties, we intend to take advantage of investment opportunities in real estate.  These properties may or may not carry subprime mortgages. The acquisition of these properties will be based up current purchase price versus potential property values and the potential of rental income. Further consideration will be given to what state of disrepair the property is in at the time of the possible acquisition.  As a company, our focus will be to acquire properties which are in good to excellent condition. These properties need to be complete structurally as well as maintain all as built fixtures.  We will also take into consideration the properties’ location.  Subprime Advantage is focusing on acquiring properties within metro areas of a minimum of 500,000 inhabitants.  Within these metro areas properties should have easy access to freeways, airports, schools and shopping/retail outlets. Our recent acquisition meets these requirements. Upon acquisition of the properties, if market conditions do not warrant a profitable resale, the properties will be offered for rent using conventional leasing terms.  Properties held by Subprime will be managed in-house, until such time as inventory would warrant the use of an outside company with expertise in property management.

Business of Issuer

We are developing an online subprime disadvantaged property advertising platform, which will provide a method by which investors and sellers of subprime disadvantaged properties are brought together in an efficient format to browse, buy and sell properties, provide mortgages, and mortgage related information to a distinct and focused customer. We intend to initially limit our marketplace to individuals involved in the acquisition of, sale of, or providing professional advice to subprime related individuals. Our main focus is to be a specialized service, and not compete with other listing sites such as www.realtor.com.  We believe that by limiting our classified internet marketplace to these individuals we initially stand a better chance of developing a marketplace for these individuals. The internet marketplace we are developing will be designed to give these investors and sellers more control over the entire process of buying and selling subprime disadvantaged properties by providing detailed information allowing them to make an informed buying, selling, or investment decision. Upon completion of our website, Subprime Advantage is intending to have a website which will be a fully automated, topically arranged, intuitive, and easy-to-use service which will support a buying, selling, and investing experience in which sellers list subprime disadvantaged properties for sale and investors provide offers on the properties.

One stop at www.SubprimeAdvantage.com is intended to allow investors of real estate research online before making the actual purchase. We are designing our website to allow investors to research detailed information including buying and selling tips, current mortgage rates, lender information, related tax information, title liens, changes in regulations and government assisted programs, as well as tools for subprime disadvantaged properties. Sellers will be able to list a property on SubprimeAdvantage.com, making it available to a potentially large online audience of investors.

We are developing an internet destination and marketplace in the United States for investors and sellers of subprime disadvantaged properties and for investors seeking information regarding current market conditions and other information, such as insurance, financing and current trends. Our goal is to utilize the power of the internet to aggregate in a single location an extensive network of real estate and mortgage industry participants and a comprehensive database of information on subprime disadvantage properties to create an open marketplace that is local, regional and national in nature. By providing a digital marketplace, we will be able, upon full implementation, to bring investors, private sellers and other industry participants, such as lenders, real estate agents and national advertisers, together with purchase-minded investors at the moment when these investors are directly engaged in a search for subprime disadvantaged properties and related services.

Upon completion, we intend our website to allow investors to effectively navigate a large database of property listings in the United States, thereby optimizing their ability to find the property of their choice in their chosen geographic area. We also intend to provide one of the most comprehensive sources of real estate information, including a verify of decision tools, buying and selling tips, reviews, pricing and lender information, as well as financing and insurance options.

We believe that our website, upon full implementation, will generate leads (potential investors requesting a phone number, directions, photographs or an e-mail address) for sellers that allow them to precisely target purchasers of property in a manner which is more effective than traditional media.  When lenders foreclose on a property, it becomes a very costly venture.  Not only is the lender losing money from unpaid loans, property maintenance and management, they are losing money in all of the time involved.  The goal of Subprime Advantage is to not only help out individual buyers and sellers, it is our goal to also assist lending institutions speed up the process by which they can turn inventoried properties.  By putting the institutions directly in touch with qualified buyers, and bypassing the traditional means of advertising and showing, lenders will have the possibility of moving properties much quicker.  Our website’s database will give lenders access to registered investors.   This will shorten the time needed to cultivate qualified leads and give lenders a tool in which to make the overall sales process more efficient and less time consuming.

Our business model is being built on multiple revenue streams from a variety of industry participants interested in marketing their services to our consumer audience. First and foremost sellers of distressed, short-sale or foreclosed properties will be able to list their home on a bi-weekly basis for a minimal fee of $5.00 a week.  We intend for there to be option at which, the lister will be able to upgrade their listing with enhanced options for additional fees.  Realtors who specialize in REO properties will have the capability to have a basic listing for $10.00 a month.  For additional fees, enhanced listing services will also be available to realtors Enhanced services are still being developed for both private sellers as well as realtors.  At this time we have not finalized what will constitute the “enhanced” package, however we have determined the scope to include more listing space, enhanced features such as direct texting to mobile phone, mobile phone uploads and enhanced picture uploads.  Other improvements and upgrades intend to be offered as our website comes online.  Lending institutions will also be able to access and list on our site.  They will be able to purchase banner advertising as well as sponsor forums and blogs, which they would have the option to lead the topic of the blog, or simply purchase banner advertising within the blog.

Our objective is to build and maintain a superior online marketplace for facilitating transactions between investors and sellers of subprime disadvantaged properties while allowing for improved communication and ease of use.  After developing a position in the market for our service, the main thrust of our strategy is to enhance our market position by growing our database of property listings as well as, investors, sellers, and our database of information regarding the property searching patterns of investors, and the audience of users of our website.

Additionally, our business model includes the acquisition of properties which may or may not have subprime mortgages, should these opportunities arise.  These properties would also be listed on our website.  Our goal through property acquisition will be acquiring properties which will allow us to boost revenues as well as help promote our website.  Through our property acquisition we would intend to document the process of subprime property acquisitions and publish our findings on our website.  Upon an upward turn in the market, our intention would be sell the property, with the intention of increasing company revenues as well as company awareness.  In the mid-term, properties acquired will be offered as rental units.  Revenues from rental properties may allow our company to cover costs of property acquisition, taxes and possible association fees until such time the market would allow a profitable resale.  Our goal is to only acquire properties which would have minimal expenses and allow us to maintain a monthly cash-flow through rental income.  We are not looking to acquire properties which do not contain all as built fixtures or would need reconditioning beyond minor touch-up paint and cleaning.  Our goal is to acquire properties which are in good to excellent and immediately livable condition.  We do not wish to focus our time or efforts on refurbishing or reconditioning properties which have been abandoned or neglected by the previous owners.  Currently we have one property available for rent.  At this time and until such time as we have acquired enough properties where managing in-house would become too difficult, all properties will be managed by Subprime Advantage.  If such a time would occur where in-house management would become too burdensome, we will interview and select from property management companies within the particular region of the property locations.

As we grow we may be able to obtain the expertise needed to offer the services we are proposing. At this time however, we do not plan to hire any additional staff, contractors or experts to assist in the operations of the business. In the meantime, the website will be our strongest tool when finding the Real Estate we wish to list on our site. Individuals looking to buy or sell property will be able to find our contact information on the site. We also expect word-of-mouth advertising to be beneficial. The costs associated with developing and maintaining our website, current property acquisition and operations over the next 12 months are anticipated to be between $5,600 and $25,000. This amount includes but is not limited to, Condo Association fees ($177/mo.), utilities ($150/mo.), property taxes ($53.99/mo.), home-owner’s insurance ($33/mo.), an estimated mortgage of $282/month, as well as the potential website development contract and any other unforeseen expenses.

The Online Subprime Disadvantaged Property Opportunity

Because of the size and fragmented nature of the subprime disadvantaged property markets and its reliance on the exchange of information, the internet provides an efficient platform for sellers to aggregate and disseminate information to investors as well as to expose both investors and sellers to an extensive range of buying and selling opportunities. Compared with traditional media, the internet provides significant advantages to private sellers of subprime disadvantaged properties in that they have the ability to target local investors more cost-effectively and more quickly differentiate the listings or services more effectively.  This will allow not only sellers, but also investors and lenders to broaden the reach and size of their market.

The popularity and depth of sites such as Redfin (www.redfin.com) and Realtor.com (www.realtor.com) lead us to believe investors and purchasers of real estate are increasingly using the internet when making purchase decisions because of the inadequacy of available information from other sources and the convenience of searching a database of aggregated property information from the privacy of their home or office. While the internet substantially increases the amount of information available for researching and evaluating subprime disadvantaged property purchasing decisions and choices, this information is often not aggregated at a central, organized source.

Our Solution

We believe that by providing a marketplace on the internet where investors and sellers of subprime disadvantaged properties can meet, educate themselves, as well as negotiate and control their purchase decisions with significant reductions in the costs associated with selling properties, especially in a down market. We intend to significantly improve the real estate purchasing and selling process for both investors and sellers. Our concept and solution differs from current realty based sites in that we are focusing only on distressed, short sale properties, as well as properties either in the process of foreclosure or have already completed the foreclosure process.  A powerful internet marketplace can provide investors, private sellers, lenders and advertisers an effective environment for reaching an economically and geographically diverse group of targeted investors who have expressed interest in the subprime real estate markets. Our website is being designed to provide investors with a "one-stop" destination that incorporates all aspects of commerce and content related to subprime crisis. At this time we are not aware of another website focusing on this section of the real estate market.  Our research in this matter has not brought any relevant websites focusing on this subject matter, however we cannot confirm another website doesn’t exist or will not emerge in the future.

1. Development of Our Software

We are in the process of determining which computer hardware, networking and enterprise software solutions will help us grow our business. However, as a precondition to such determination, as a result of the magnitude of the process, we are categorizing out strategies in light of current budget constraints. We are developing corporate strategies, competitive strategies and growth strategies.

Since we are at the infancy of our business decisions we are required to meet the goals in developing a software solution for our business. Current factors under review by us in building our business strategy include:

• Context of website- the type of data being utilized and the purpose for which it is used

• Storage of Data- Where the data resides

• Data Flow- how the data enters and moves through the organization

• Workflow- how work activities interact with the use of the data

• Stewardship- people responsible for managing the data

• Continuous Monitoring- processes for regularly validating the data

Our decision on the implementation of a software solution is highly critical to the implementation of our goals. Our ability to attain our strategic goals is, in part, determined by the level of quality of the data we collect, store, and manage on a daily basis.

Although our concept is not new, go to craigslist.com, Facebook.com, MySpace.com. Our application of older more established concepts, as enumerated above, will be channeled to a different strategy and application, when complete. Since our strategy plan will be a living work product, although we intended to have a working website by the end of 2010, we acknowledged that the website will be continually upgraded as a result of either the successful or unsuccessful application of our strategy and our implementation.

2. Significant Benefits to Advertisers and Industry Professionals

If we are able to structure our website the way we envision in our business plan, we believe we will provide significant benefits to industry professionals such as:

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Low Cost and Flexible Services.  We intend to provide seller listings and advertisements in a cost-effective manner, frequently reducing the costs associated with advertising with other real estate based services such as the standard 6% listing fees. Our website is being designed so that basic listings will be posted on our website without requiring binding contracts. Enhanced listings and other promotional products such as banner advertising will be able to be purchased for various fees, dependent upon on contract terms. We plan on developing a listing process and user-friendly interface which will allow sellers to update their listings and make changes as often as they wish, a flexibility and convenience not found in traditional advertising which is dependent upon fixed publishing and advertising schedules. Sellers will be able to access their listings to make these changes 24 hours a day, seven days a week through a password-protected system, and these changes will be generally posted on our website within a few hours.

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Ability to Target Investors Interested in Subprime Real Estate Opportunities.  We find the ability to target specific listings investors and place them in the hands of truly interested parties will set our service apart from current MLS services. Upon our completion of acquiring a proprietary search engine and targeting, tracking and analysis software in the future, our website is anticipated to be able to display and monitor seller listings as well as advertisements which are most likely to be of interest to a specific consumer based upon their search criteria and zip code. As a result, both investors and sellers may experience a level of marketing precision with Subprime Advantage, Inc., that is unavailable through traditional newspaper, radio and television advertising.

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Wide Range of Listing and Advertising Products.  We are also planning on our website to have targeted listing and advertising services together with, customer-driven search tools and functionality to facilitate effective presentation and matching of a seller’s property and services with the desired features and criteria of prospective investors. In addition to posting basic listings on our website free of charge, sellers will be able to purchase a wide range of online listing and advertising products, including:

-	enhanced listings, which provide a more prominent presentation of a seller's properties similar to bold listings in the Yellow Pages;

-	website links, which enable visitors to link through to various lender’s and tax information sites;

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website design and hosting, which provide sellers with their own prominently listed internet address in the SubprimeAdvantage.com Seller Directory for maximum exposure and a searchable subprime disadvantaged property database;

-	banner advertising, which displays a seller's advertisement on a Web page as it is being viewed by a potential buyer determined by search criteria, including geography, amenities and listing price.

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Access to Database of Purchase Incentives and Government Sponsored Programs.  Based upon the design of the software we are reviewing, we will also be able to collect, filter and report usable information on all of the programs sponsored by lenders as well as those funded and sponsored by the government.  This will include information pertaining to first time investors as well as other “bail out” type incentives.

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Open, Non-Exclusive Marketplace. Our business plan takes into account that we may act as a neutral intermediary that facilitates the interaction and exchange of information between sellers and potential property investors, rather than competing with the sellers directly by taking title to property and then selling the property to users of our website. Sellers listing their property on our website are not precluded from also listing their properties on other websites or through more traditional advertising methods. As a result, we will offer sellers a non-exclusive channel to target potential investors without having to compete with us in the process. By enabling all types of sellers and styles of selling to participate in our open marketplace, we would make it easy for dealers to include Subprime Advantage, Inc. in their marketing mix.

3. Significant Benefits to Investors

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Flexible, Customer-Driven Search Process.  Our website is intended to employ a specialized search engine, which will allow investors to quickly, conveniently and easily navigate through our listings of subprime disadvantaged properties to locate properties that match their specific search criteria, including variables such as asking price, potential lenders, amenities, and geographic location. Once an investor finds the desired property, the consumer will be provided with the seller's/agent’s contact information as well as links to a wide range of detailed information about the property, including amenities, possible encumbrances, county tax records, comparable sales within the area, potential lenders, and information on the neighborhood. We are also planning the website to feature decision guide software, which will help our users choose the property which is right for them. By completing a simple "Custom Search" question-and-answer form, users will be guided to properties which match their desires and needs. In addition, the website would also enable investors to review real estate-related products and services easily from category to category (e.g. from insurance to finance) without needless backtracking. Moreover, the consumer data captured by our database would enable us to provide customized advertising messages to investors that may be based, for example, on the category of property inquiries they have made.

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Private Seller Listings. We will also serve sellers by enabling them, as private sellers, to list their subprime property for sale on our website at minimal charge. With this listing option, private sellers make their listings available to a potentially large and geographically diverse number of potential investors. In addition, private sellers would benefit from the ability of our website to more effectively target investors in their geographic area than more traditional media or MLS services.

4. Significant Benefits to Other Industry Participants

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Vendors of Subprime Products and Services. We anticipate providing businesses that specialize in marketing goods and services to subprime disadvantaged property owners, access to a large and growing number of purchase-minded investors who, in many instances, may require legal services, insurance, financing, home owner’s warranties, remodeling or other property based products and services. Investors seeking information are also often interested in, or may be specifically researching, information regarding competitive providers for their current property. Vendors of products and services may be able to benefit from the ability of our database and software to direct their products and services to a targeted audience, which may provide them with a competitive advantage and an opportunity to increase their revenues.

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National Advertisers. By utilizing the wide range of targeted marketing offerings of Subprime Advantage, Inc., national advertisers may be able to gain exposure to a targeted group when these investors are directly engaged in a search for information regarding subprime property products and services on our website. We intend to establish national advertising accounts with the real estate industry, however at this time no such contact has been established.

COMPETITIVE ADVANTAGES

In terms of the number of dealers, private sellers and subprime property investors, we do not anticipate an ability to create a competitive advantage over other well established sites for some time in the future.

STRATEGY

Our objective is to build and maintain an online marketplace for facilitating transactions between investors and sellers of subprime properties, while also providing a wide range of information specific to the needs of individuals who own properties with disadvantaged financing. In addition, we intend to take advantage of investment opportunities in real estate, which may arise as the result of our contacts generated through our website. We intend to accomplish our objective by pursuing the following strategic initiatives:

•	Enhance and Broaden Services, Relevant E-Commerce Offerings and Content Offerings

We anticipate offering products and services such as expanded advertising and promotional opportunities, forms of enhanced listings, seller website services.  We also plan to post referrals for home owner’s insurance, home inspection and legal services.  Our final design goal is to enhance and expand the selection criteria of client-driven search tools by allowing searches that include desired square footage, amenities, tax incentives, geographical locations, price range and property age to pinpoint even more effectively the property of the investor’s choice. At this time, we have begun to compile a list of advertising and promotional opportunities as well as design requests to allow for enhanced client listings. We currently do not have the required software to provide for the type of searches we anticipate; however we have commenced the evaluation process. Although most of the costs associated with referral listings are nominal, enhanced search capabilities requires an extensively designed architecture.  At this time we are still in the process of compiling the cost of implementation.

•	Increase Brand Awareness and Consumer Traffic

We believe that building investor and seller awareness of Subprime Advantage, Inc., through the information and services that we offer is critical to our effort to build an internet marketplace destination for subprime properties. We intend to focus our consumer marketing efforts primarily on online advertising with selected high traffic internet portals and websites. Through the use of design consultants, which we have been in contact with, we have discussed how their expertise can get us within the top five search results on search engines such as Google and Metacrawler; by registering with the proper and most productive search terms.  Our objective in the interim is to compile these terms, which comes at nominal cost to the business.  Through implementation of the new website, we will focus our energies on marketing to realtors, lending institutions, private property owners.  This can be done through direct mail, as well as attendance at seminars whose subject matter is the nature of our business.  Attendance may range from purchasing sponsorships to guest speaking.  Active marketing, such as direct mail, banner advertising or sponsorships vary greatly in costs, however some of these costs may be able to be accrued or traded for content/advertising on our site.  We plan on beginning the active marketing of our website in the third quarter of 2010, upon completion of the beta testing.

•	Leverage Our Business Model

Our business model revolves around facilitating the interaction between investors and sellers of subprime properties, as well as other real estate products and services. By combining an expansion of traffic to our website with an expansion of the size and information content of our listing database, we expect to continue to experience rapid growth in the generation of leads for sellers and other industry participants. Unlike other realty based websites, we are developing a scalable business model characterized by multiple revenue streams, a significant portion of which are recurring in nature:

-	subscription and advertising fees from real estate based services;

-	referral fee revenue from facilitating e-commerce transactions (such as financing, insurance, warranties, remodeling and other home improvement products);

-	listing fees from our online property listings,

-	fees from national advertising programs, promotions and services,; and

-	income from pay-per-click advertising such as Google AdSense.

At this time, with the initial website posted, we are ready to proceed with collecting fees based   upon listings of realty based services as well as listings from parties with subprime properties.  Upon the completion of the final website, we will aim to secure more lucrative revenue from national advertisers and –ecommerce referral fees.  We estimate the earliest this revenue stream would begin would be towards the end of the fourth quarter of 2010, but more likely into the first and second quarters of 2011.

•	Property Acquisitions

Part of our strategy involves utilizing the information and contacts generated through our own website to acquire real estate.

Services to Investors

We intend to develop our website into a “one-stop shop” for both sellers and investors with all of the information and tools and they would need to cover both the sale and purchase of subprime properties.

Property Search, Selection and Listing

Our current website posts information concerning the company with a reference to sections being under construction.  However, our proposed website will make foreclosed, subprime and short sale property search, selection and listing processes easy by providing a searchable database of property listings, a user-friendly online e listing form and access to an informational website. More specifically, we intend to provide investors with the following services:

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Searchable Subprime And Otherwise Distressed Property Listings. Search our listings database by square footage, amenities, encumbrances, price range, and geographic location and obtain contact information such as e-mail addresses, telephone numbers and maps with directions.

•	"Sell a Property" Service. List a subprime property on our website at minimal cost by completing our online order.

•	Property Histories. Perform a search to find out a particular property’s ownership, history of liens and county tax files as well as comparable sales and listings in the geographically searched area.

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Property Information and Consumer Tools.  Our website will help investors select the right property for them based upon their individual preferences, price parameters and financial condition. We intend to provide investors with expert reviews and advice relating to the subprime real estate market. More specifically, we anticipate providing investors with the following services:

o	Decision Guide. Complete a simple "Custom Search" question-and-answer form in our interactive decision guide to find out which property best fits the investor's desires, needs and budget.

o	Pricing Guides. Obtain comparables for recent listings over the last year, as well as current listings within the geographically searched area.

Services to Other Industry Participants

We intend to offer other industry participants the following services on our website:

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E-Commerce. We intend to provide, mortgage/finance companies, insurance companies, as well as other service based businesses that specialize in real estate based products and services the ability to reach purchase-minded, or service minded investors on our website in order to capture sales opportunities for which we receive commissions and advertising fees. More specifically, we intend to provide the following services:

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Financing. Offer mortgage broker options and dedicate parts of the website to maintain current interest rates as well as other valuable information when helping investors choose the proper lender. We intend to establish financing alliances with lenders such as Wells Fargo, Bank of America, Citibank and Wachovia. We have not made contact with these product vendors at this time.

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Insurance. We intend to set up an alliance for homeowner’s insurance providers such as Allstate, State Farm and Farmer’s Insurance; who could provide access to an agent in the investor's area, and who could answer the investor's insurance questions as well as providing insurance quotes. We have not made contacts with these carriers at this time.

Additional Goods and Services

Remodeling. If we are successful with our website, we intend to provide national and regional industry contractors, who would be available to remodel recently acquired properties.

Technology

In order to operate our website, we will be required to have a scalable user interface and transaction processing system that is designed around industry standard architectures and externally developed non-proprietary software.  In other words, the system needs to be designed in a way which allows for expansion as well as provide a secure architecture for payment of fees and services.  The system will be required to maintain operational data records regarding sellers, property listings and leads generated by our listings and e-commerce partners. The system will also be required to handle other aspects of the subprime property marketing process, including providing seller contact information and submitting insurance and finance inquiries, as well as other inquiries for various vendors.

The system will be required to have the capability to provide sellers, advertisers and vendors with online access to information relevant to their business or listing. For example, these vendors should be able to access a Subprime Advantage, Inc., extranet (Sellers.SubprimeAdvantage.com) to manage their subprime property inventory by adding, modifying or updating their listings, as well as uploading pictures of properties.

Our operations will be required to provide website services 24 hours a day, seven days a week with occasional short interruptions due to maintenance or system problems, such as power failures or equipment failures. We will be required to have two website hosting operations for redundancy and load distribution, with two separate locations. Both of these hosting facilities will be required to be state-of-the-art with multiple redundancies for power and network components. Additionally, at each facility, our systems will be required to have redundant units such as multiple Web servers and databases.  These systems are expensive and cause us a capital outlay which we currently do not have.

Competition

Each of our property listings, real estate products and services competes against a verity of internet and offline providers. Barriers to entry on the internet are relatively low; however, most other websites do not currently offer our proposed unique blend of extensive subprime or foreclosed listings, real estate based products and services and relevant content information. We anticipate facing significant competition in the future from new websites that offer the same emphasis on subprime listings and services and existing websites that introduce competing services.

Advertising Media

Our subprime listing services, when available, will compete against a number of websites that offer property listings and a number of websites posting electronic classified ads. We will also be competing with traditional media companies such as newspapers, print magazines specializing in real estate listings as well as television infomercials. Many of these traditional media competitors either alone or as part of a consortium have established or have announced plans to establish online sites incorporating their classified listings.

Content Offerings

Our content/information offering will compete with both internet and offline content providers. There are a number of websites that provide similar content. In addition, print content providers such as magazines, news programs and newspapers also provide similar content.

We believe that the principal competitive factors in attracting investors, private sellers, real estate services providers and advertisers should include:

-	a large volume of website traffic;

-	the demographics of subprime property purchasing investors; and

-	the cost effectiveness of advertising on a website, including the ability to target advertising to specific audiences.

We believe that the principal competitive factors in attracting investors to our website will be:

-	breadth and depth of subprime disadvantaged property listings;

-	ease of use;

-	website functionality, responsiveness and information;

-	a positive experience for the consumer; and

-	quality of content, other service offerings and customer service.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Molly Country, who is also our sole officer, and director and founding shareholder. She currently devotes approximately 10-15 hours a week to Subprime Advantage. We look to Ms. Country for her entrepreneurial skills and talents. It is Ms. Country who provided us our business plan. For a discussion of Ms. Country’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Ms. Country will coordinate all of our business operations. Ms. Country has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next twelve months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Ms. Country is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will be subject to the requirements of the Securities Exchange Act of 1934 and will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Subprime Advantage, Inc. is a development stage company incorporated in the State of Nevada in December of 2009. We were formed to provide information to owners of distressed properties on the brink of foreclosure, as well as bring potential investors and sellers together in an informative, logical situation. In addition, the process of acquiring information on distressed properties, or properties with subprime mortgages, or other types of investment opportunities, we may locate properties which may be acquisition candidates for us.  In December of 2009 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception on December 17, 2009 through June 30, 2010, we have not generated any revenues and have incurred a net loss of $30,810. In December of 2009, our only business activity was the formation of our corporate entity and the development of our business model. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with the offering, website development, working capital, and covering various filing fees and transfer agent fees to complete our early money raise through this offering. We believe that our lack of significant expenses and our ability to commence production products will generate revenues sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from product imports will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Plan of Operation

Subprime Advantage is in the technology development stage on improving ways people connect with information related to real estate market conditions impacted by the increases in mortgage rates and decreases in property values. We are seeking to cause the development of software and a website search engine which will make our web site a top Internet destination, initially for specific real estate market conditions generally considered the “subprime meltdown.” Our strategy is to organize real estate information and make it universally accessible and useful. Our strategy envisions our serving three primary constituencies:

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Users. Once complete, our website will provide users with products and services that enable people to more quickly and easily find, create and organize information on real estate that is more useful to them.

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Advertisers. We plan to provide a methodology for advertisers which will enable them to deliver relevant ads targeted to search results or web content. This advertising methodology will provide advertisers with a cost-effective way to deliver ads to customers with specific needs which are initially tailored to problems in the real estate markets across the United States.

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Websites. We are seeking to develop an aspect of our website which will allow advertisers to deliver advertising that is relevant to the search result for various real estate consultants, services and products on their Websites. We intend to share most of the fees these ads generate with the advertisers we are associated with, providing both them and us with a revenue stream.

How We Intend To Provide Value to Users, Advertisers and Websites

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Our Users – We are reviewing a protocol wherein our software will enable people to more quickly and easily find, create and organize information relative to our real estate topics. We have focused on the real estate subprime market area initially, as we place a premium on products that matter to many people and have the potential to improve their lives, in the comfort of their homes.

Some of the key benefits we plan to offer to users will include:

o
Relevant and Useful Information. Our strategy is to develop technology that will sort through a vast and growing amount of information to deliver relevant and useful search results in response to inquiries.

o
Ease of Use. After reviewing numerous technology applications, we believe that the most useful and powerful search technology hides its technology from users and provides them with a simple, intuitive way to get the information they want. We established a PayPal account, and placed a checkout link on the website to make the process of listing a home easier

•
Our Advertisers- As more people spend additional time and money online, advertisers are increasingly turning to the Internet to market their products and services to consumers. We are reviewing various online Internet companies with advertising as a source of revenue, such as Google, Facebook, Myspace, and others.

How We Plan To Generate Revenue

First and foremost sellers of distressed, short-sale or foreclosed properties will be able to list their home on a bi-weekly basis for a minimal fee.  We intend for there to be option at which, the subscriber will be able to upgrade their listing with enhanced options for additional fees.  Realtors who specialize in REO properties will have the capability to have a basic listing for a nominal monthly fee.  For additional fees, enhanced listing services will also be available to realtors.

Our Strategy is to derive most of our revenues from fees we receive from our advertisers, in addition to revenues generated from the sale of properties we may acquire, and through rental income received from investment properties.  We plan to recognize as revenue the fees charged advertisers each time a user clicks on one of the text-based ads that will appear next to the search results on our website. In addition, we have signed up with Google AdSense and are allowing Google to display ads on our webpage on a “pay-per-click” basis.

What Factors Do We Believe Will Influence The Success Of Our Advertising Programs

•	Our minimum fee per click – Undetermined at this time

•	The total number of advertisers

•	The rate at which people click on advertisements

•	The relevance, objectivity and quality of our search results

Timing of Revenue Generation
Our ability to generate revenue is a function of the speed by which we can develop, license, or acquire software capable of running our systems. We are at the infancy stage of developing or implementing systems capable of effectuating our strategy. We are currently in negotiations with a software system consultant who is assisting with proper design and deployment. Aside from discussions with software designers, software sales, and consultants, we have reviewed the capabilities of products such as Google’s – Google Network, AdWords, and AdSense. We have signed up with Google AdSense, but have not generated any revenue yet. We do not anticipate generating any significant revenue for approximately two years.

Availability Of Our Web Services
Considering that we have recently commenced operations (the Company was founded in December of 2009), our Website development has recently commenced construction. Although the Website was on line by the end of the first quarter of 2010, we intend for the Website to be reasonably functional by the end of the first quarter of 2011. Depending on the software implementation utilized in generating advertising revenues, the Website could generate revenue by the end of the first quarter of 2011.

Costs Of Implementation Of Our Web Services
Although our web services can be implemented based upon the funds allocated in this offering (approximately $11,000), for advertising revenue to be generated as a result of the web services, we will require either the use of online self service programs such as that available at minimal costs from Google, such as Google AdWords, or Google AdSense, or software which is scalable from other uses, or alternatively, the more costly route of specifically designed programs specific to our use.

Impact of Insufficient Capital On Our Business Strategy
Our business strategy is premised upon certain capital requirements, initially the $11,000 of proceeds as set forth in this offering, along with the capital to cover certain legal and accounting costs. Our inability to fund this offering will significantly delay our ability to pursue our strategy, and will most likely delay our progress significantly. However; we do anticipate that we would continue with the strategy, although at a much slower pace.  Our current website has the capability of collecting and posting real estate listing information and allows the user to pay for that service by credit card through the PayPal checkout. The nominal maintenance costs associated with current website include the domain name registration of $21.74 every two years, as well as Molly County’s time spent updating and revising the content.

Satisfaction of our cash obligations for the next twelve months.  We have accomplished the goal of developing our business plan; however, we are in the early stages of setting up an operational company capable of providing a source of information available to the general public. We do not have sufficient cash to enable us to develop this interactive website, which is an integral part of our operations. We have prepared this offering to provide the basic minimum amount of funds to provide sufficient cash for the next twelve months. If we are unsuccessful in generating the cash set forth in this offering, we will be forced into curtailing the expenditures required to complete the website development, until such time as we are able to either raise the cash required privately or launch another offering. This would result in the delay of launching our improved website, or at minimal, delay in launching the complete website.  At this time however, our contingency plan is to maintain our current website should we be unable to raise additional funds, and expand the current site as new funds would allow. Our current website’s maintenance costs are minimal.  Should we continue using our current website in light of not receiving any additional funds, we would have the required funds to continue operating our site and as well as updating on the required intervals.

On April 1, 2010, through an arm’s length transaction, we entered into a contract for the acquisition of a property in Las Vegas, Nevada, for an agreed price of $50,000. Current listings suggest $50,000 is a fair market price considering the current conditions facing the Las Vegas real estate market. We have researched the price of homes listed for sale within the same zip code with comparable features and square footage. At this time we are in negotiations with the lender to modify the current mortgage of $168,000.  The contract was completed prior to obtaining a modified mortgage, with the attached rescission rights, in order to take advantage of an investment opportunity within a small period of time. Since completing the contract, we have taken the responsibilities of paying HOA fees, property taxes and securing home-owner’s insurance. After completing the contract, our attorney has been in communication with the lender but they have provided us with no assurances of the time period for which we can expect to complete the modification, if at all. The contract does not state a termination date for the rescission rights. Should we be unable to renegotiate with the lender, under the terms of the agreement, we may rescind the contract with the sellers, at which time the property would re-convey back to them If we should be unable to renegotiate the terms of the mortgage under a mortgage modification program, we are prepared to vacate the property and take the $1,000 down payment and any other miscellaneous monthly expenses such as HOA fees and insurance as a loss.

Our plan with this property as well as future properties includes listing the property as a rental and maintaining the property until it could be sold for a profit. Our research indicates rental rates for similar properties range from $695 to $750 and higher. Therefore we foresee the possibility to cover all costs associated with the purchase including homeowner’s association fees, property taxes and the potential mortgage payment. The property acquired is located in a convenient area of Las Vegas.  It is located within a 10 minute drive to either the Las Vegas Strip or Mc.Carren International Airport.  It is surrounded by numerous retail stores and eateries.  The property also has easy access to the Las Vegas freeway system.  The condominium features a very well planned dual master suite floor plan.  Each master suite is located on opposite sides of the unit with a common living area located between.  This provides a more private living situation for roommates or a small family.  This particular unit also features a single car garage and covered parking spot.  The community features multiple swimming pools, an exercise facility and a secured gated entry.

Should we be unable to secure a lease with a tenant, we will be able to maintain the vacant property using our existing cash reserves of $489 in addition to a loan of $5,000 by our CEO, for a minimum of six months, after which we would need to secure additional financing to cover expenses for the subsequent six months. The existing cash reserves in conjunction with the $5,000 loan executed by our CEO, would be sufficient to maintain a vacant property for six months as it would be used to pay the $282 a month mortgage, as well as the property tax, association fees and home-owner’s insurance which would add an additional $263.99. The utilities would be minimal as the property is vacant. We plan on securing additional financing through private party financing, additional sales of equities in addition to another offering. If we are unsuccessful in securing a lease with a tenant and unable to obtain additional funding, we will be unable to pay the mortgage which would trigger a foreclosure and we would lose the property. We would lose our initial $1,000 payment as well as the cash reserves used to maintain the property.  The failure of us to secure a tenant, or negotiate with the lender will not have an impact on either Stage II or Stage III of our funding initiatives.

This strategy would give us a larger presence on the internet, while not requiring a complete exhaustion of our funds.  Our officer and director, Ms. Country has agreed to continue her part time work without pay, until such time as there are either sufficient funds from operations, or alternatively, that funds are available through private placements or another offering in the future. We have not allocated any pay for Ms. Country out of the funds being raised in this offering. If we were to not receive any additional funds, including the funds from this offering, we could continue in business for the next twelve months, as expenses operating expenses at this point are nominal. However, as stated above, we would not be able to fully implement our improved website which could negatively impact the receipt of any significant revenues.

Summary of any business development we will perform for the term of the plan. We do anticipate performing significant website research and development under our plan of operation in the near future. We have launched our initial site which is designed to become a primary source of information for distressed homeowners. During our initial month of formation we concentrated our energies on analyzing the viability of our business plan, and establishing our business model. Additionally, upon further development, our website will address the aspects of our business concept as set forth below. We commenced our business operations in December of 2009 through the posting of the initial page of our website (www.SubprimeAdvantage.com).

We plan on earning revenues by allowing of distressed, short-sale or foreclosed properties to list their home on a bi-weekly basis for a minimal fee of $5.00 every weeks.  We intend for there to be option at which, the lister will be able to upgrade their listing with enhanced options for additional fees.  Realtors who specialize in REO properties will have the capability to have a basic listing for $10.00 a month.  For additional fees, enhanced listing services will also be available to realtors Enhanced services are still being developed for both private sellers as well as realtors.

We have been in contact with a website developer, to aid in the development of this site. We have not received a final quote as to the cost of our desired design. As of June 30, 2010, we are still in the process of finalizing our design and have not accepted a final bid.  We intend to complete this process and have a website in the testing phase by the end of 2010.

Expected purchase or sale of plant or significant equipment. We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time or in the next twelve months.

Purchase of investment properties. On April 1, 2010 we entered into a contract for the purchase of our initial investment property. Although our primary business is the operation of our website, we will intend to take advantage of real estate investment opportunities. Our initial investment property consisted of a condominium located in Las Vegas, Nevada, which we purchased for $50,000, $1,000 down through contract subject to renegotiating an existing mortgage principal payment $168,000 to $49,000, subject to our ability to negotiate with the existing lender for a reduction of the mortgage to what we believe is the fair market value of the property. We are currently in negotiations with the current mortgage holder to modify the existing mortgage.

Significant changes in number of employees. The number of employees required to operate our business is currently one part time individual. After we complete the current offering and have commenced our product development program, and word of mouth advertising, and at the end of the initial twelve month period, our plan of operation anticipates our requiring additional capital to hire at least one full time person.

Milestones:

As a result of our being a development stage company with minimal amounts of equity capital initially available, $489 and the additional capital in the form of two loans from our CEO totaling $8,000, we have set our goals in three stages: (1) goals based upon the availability of our initial funding of $489; (2) goals based upon our funding of $50,000; and (3) goals based upon or funding additional equity and or debt in the approximate sum of $100,000 to $200,000.

Stage I: Development of our business operations based upon our founders’ investment of $6,000.

•	To set up our corporate structure (file for incorporation) set up corporate governance. Accomplished through the incorporation in Nevada in December of 2009.
•
To retain counsel and an auditor to assist in preparation of documents providing for the raising of $50,000 to complete Stage II of our Plan of Operations. Accomplished in December of 2009. Total costs approximately $5,000. (Counsel to be paid from proceeds of offering in the sum of $10,000. Accountant paid $1,000 and auditor paid $2,000 from $6,000 equity purchase by Ms. Country).

Stage II: Development of our business operations based upon our receipt of the net funds from our offering of $40,700. We have not commenced the majority of milestones set forth in Stage II of our Plan of Operation as a result of our not having the funds from our offering. In the event we do not receive the funds from the offering, then we will be in a position to continue with the operations of Subprime Advantage, however no significant business will be accomplished until other equity or debt is raised, or in the unlikely event that our product lines as currently developed, generates sufficient revenues to incur additional inventory creation.  We hope to have Stage II completed by the end of the third quarter of 2010, as it would allow use funds which we have allocated in this offering to pay for the services required to develop our website, which if the time table of design is met, would be in the beta testing stage at this time.

Stage III: Development of our business operations is based upon our receipt of additional equity and/or debt in the approximate sum of $100,000 to $200,000. If, and when we raise the $100,000 in Stage III, we intend to pay our President a salary of $25,000 per year. There are no accruals for past salary, and the commencement date of such salary would not occur until such time as the additional funds (in addition to our present offering) are acquired. An additional $20,000 would be allocated toward salaries, and the balance of $55,000 would be utilized for legal, accounting, website developments and enhancements, information development and general office expenses. In the event an additional $100,000 were raised (in addition to the $40,700 in this offering, and $100,000 referenced above), we would allocate the 2nd $100,000 primarily to additional technology development, office space and additional staff. We anticipate that it will take us approximately six months after the funding referenced in this Stage III to expand our services, hire personnel, and obtain office space.  We anticipate beginning Stage III during the first or second quarters of 2011.  At this time our website and marketing plan should be fully operational, which would assist in the raising of additional capital.

Until an infusion of capital from this offering, we will not be able to complete Stage II of our Plan of Operation. We currently have insufficient capital to commence any significant technology development.  Our Plan of Operation is premised upon having funds available. We believe that the funds allocated in the offering will assist us in generating revenues. We have suffered start up losses and have a working capital deficiency which raises substantial concern regarding our ability to continue as a going concern. We believe that the proceeds of this offering will enable us to maintain our operations and working capital requirements for at least the next twelve months, without taking into account any internally generated funds from operations. We will need to raise $50,000, with net proceeds of $40,700, to comply with our business plan of operations for the next twelve months based on our capital expenditure requirements.

After this offering, we will require additional funds to maintain and expand our operations as referenced in our Stage III. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. At this time we have no earmarked source for these funds. Additionally, there is no guarantee that we will be able to locate additional funds. In the event we are unable to locate additional funds, we will be unable to generate revenues sufficient to operate our business as planned. For example, if we receive less than $100,000 of the funds earmarked in Stage III, we would be unable to significantly expand our technology and web-service to the levels under Stage III. Alternatively we may be required to reduce the payments of salary to our President and cover legal and accounting fees required to continue our operations. There is still no assurance that, even with the funds from this offering, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Liquidity and Capital Resources

Cash will be increasing primarily due to the receipt of funds from this offering to offset our near term cash equivalents. Since inception, we have financed our cash flow requirements through issuance of common stock. As we expand our activities, we may, and most likely will, continue to experience net negative cash flows from operations, pending receipt of product sales. Additionally, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital.

We anticipate that we will incur operating losses in the next twelve months. Our lack of operating history (one month old) makes predictions of future operating results difficult to ascertain.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually research for new information, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Currently our Accounts Payable reflects an outstanding balance of $6,687.  This balance is reflective of two transactions which are owed to Stoecklein Law Group, both in part to our business and operations development for incorporation fees with the State of Nevada, fees due for the setup of an account with United Parcel Service (UPS), as well as fees due of association dues and home-owner’s insurance.

Subsequent to year end 2009, on April 1, 2010, we entered into a contract for the purchase of a condominium located in Las Vegas, Nevada for a fair market value price of $50,000. The terms of purchase required us to pay $1,000 down and negotiate a short sale with the existing lender. The short sale, if approved by the lender would provide for a reduction in the current mortgage, from $168,000 to $49,000. As a result of our having taken over title to the property, we are responsible for the condo association fees of $177.00 a month, minimum gas and electric expenses of approximately $150.00 a month, and real estate property taxes of approximately $53.99 a month. We intend to offset the expenses and mortgage obligation with rental income.  If the lender fails to renegotiate a reduction in the mortgage of the property to fair market value, we may rescind the contract and turn title back over to the sellers. Failure to obtain funding and a tenant for the property may negatively impact our liquidity and capital resources for the next twelve months. While the property is vacant we will have to use our available cash to pay the mortgage and associated fees stated above.

Towards the end of the second quarter, on June 7, 2010, we entered into a loan agreement with Molly Country.  Ms. Country agreed to loan Subprime Advantage $3,000 which was designated to facilitate the payment of fees for our accounting and audit expenses.  The terms of the note require us to repay the original investment of $3,000 in addition to a 6% per annum interest rate for a term of 36 months.  The balance will be payable on or before June 7, 2013.  In addition and subsequent to the end of the second quarter, on July 13, 2010, we entered into another loan agreement with Molly Country.  Ms. Country agreed to loan Subprime Advantage an additional $5,000 which has been designated to assist with the expenses incurred with our property acquisition as well as any other additional capital requirement which might arise.  The terms of this note require us to repay the original investment of $5,000 in addition to a 6% per annum interest rate for a term of 36 months.  The balance will be payable on or before July 13, 2013.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at 501 W. Broadway, Suite A-323, San Diego, CA 92101. We have minimal monthly rent. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately twelve months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Ms. Country to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes services provided at no cost from Ms. Country, an officer and director of the Company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During December of 2009, Ms. Country received 600,000 shares of common stock, at a price of $0.01 per share as the founder of Subprime Advantage, Inc. In December 2009, Subprime Advantage had no value, assets or liabilities. Without her investment, the stock was worth no more than what she paid. We don’t believe Ms. Country could have negotiated a better price as any value was premised upon her efforts in pursuing the proposed business plan.

Ms. Country is the only officer, director, and promoter of Subprime Advantage, Inc.  The proceeds from the sale of the shares to Ms. Country, $6,000, constituted the majority portion of the initial cash capitalization of the company.

On June 7, 2010 and on July 13, 2010, we entered into two separate loan agreements with Molly Country.  Ms. Country has agreed to loan Subprime Advantage an additional $3,000 and $5,000 respectively, to be used to assist with accounting and audit fees as well as the expenses incurred with our property acquisition and other additional capital requirement which might arise.  The terms of the notes require us to repay the original investments of $3,000 and $5,000 respectively, in addition to a 6% per annum interest rate for a term of 36 months.  The balances will be payable on or before June 7, 2010 and July 13, 2013.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

As of June 30, 2010, there were 2 stockholders of our common stock, Ms. Country, and Stoecklein Law Group, our legal counsel.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements; and
•	other factors, including any applicable laws.

Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

EXECUTIVE COMPENSATION

Summary Compensation

Ms. Country, our Principal Executive Officer (PEO) has received $1,000 as compensation for her time put forth in the formation of the corporation, as well as the design and launching of the initial website, property research and acquisition.

Summary Compensation Table

The table below summarizes the total compensation paid to our Named Executive Officers during the year 2010

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Molly Country	2010	$1,000 (1)	-	-	-	-	-	-	$1,000
PEO		-	-	-	-	-	-	-	-

(1)	This does not reflect the donated capital in the amount of $400 a month for Molly’s time spent developing and revising the website as well as organizing the real estate transaction.

Future Compensation

Ms. Country has agreed to provide future services to us without compensation until such time as either we have earnings from our revenue, if any, or when the $100,000 is raised in Stage III of our plan of operation, at which time we will pay Ms. Country a minimum salary of $25,000 per year. Ms Country has agreed to allocate her time spent working on Subprime Advantage as donated capital.  The donated capital is calculated at $10 an hour for 10 hours a week for a total of $400 a month.

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Transfer Agent

The transfer agent for the common stock is anticipated to be West Coast Stock Transfer, 2010 Hancock Street 1st Floor, San Diego CA, 92110.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 1,158,000 shares of common stock. Of these shares, 500,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our officers and directors will not be purchasing shares in this offering. The remaining 658,000 shares of common stock held by our existing stockholders are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The shares making up the 658,000 were issued, 600,000 to our founding stockholder and 58,000 for legal services in December 2009.  As of June 30, 2010, all restricted shares are held by both our sole officer/director and legal counsel. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus; and
•
the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Subprime Advantage at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on the OTC Bulletin Board at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules. These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

In January of 2010, we engaged the services of De Joya Griffith & Company, to provide an audit of our financial statements for the period from inception (December 17, 2009) to December 31, 2009. This was our first auditor. We have no disagreements with our auditor through the date of this prospectus.

Subprime Advantage, Inc.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

De Joya Griffith & Company, LLC

CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders
Subprime Advantage, Inc.
501 W Broadway, Suite A-323
San Diego, CA 92101

We have audited the accompanying balance sheet of Subprime Advantage, Inc. (A Development Stage Company) as of December 31, 2009, and the related statement of operations, stockholders’ equity, and cash flows from inception (December 17, 2009) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Subprime Advantage, Inc. (A Development Stage Company) as of December 31, 2009, and the results of their operations and cash flows from inception (December 17, 2009) through December 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
Henderson, NV
February 4, 2010

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

Subprime Advantage, Inc.
(a Development Stage Company)
Balance Sheet (audited)

December 31,
2009
ASSETS

Current assets:
Cash	$ 6,000
Total current assets	6,000

Total assets	$ 6,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 1,363
Total current liabilities	1,363
Total liabilities	1,363

Stockholders' equity:
Common stock, $0.001 par value, 100,000,000 shares
authorized, 658,000 shares issued and outstanding	658
Additional paid-in capital	20,342
Deficit accumulated during development stage	(16,363)
Total stockholders' equity	4,637

Total liabilities and stockholders' equity	$ 6,000

The accompanying notes are an integral part of these financial statements.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

Subprime Advantage, Inc.
(a Development Stage Company)
Statement of Operations (audited)

Inception
December 17, 2009 to
December 31,
2009

Revenue	$ -

Operating expenses:
General and administrative	163
Professional fees	16,200
Total operating expenses	16,363

Loss before provision for income taxes	(16,363)

Net loss	$ (16,363)

Weighted average number of common shares	658,000
outstanding - basic

Net (loss) per share -	$ (0.02)

The accompanying notes are an integral part of these financial statements.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

Subprime Advantage, Inc.
(a Development Stage Company)
Statement of Stockholders' Equity (audited)

				Deficit
				Accumulated
			Additional	During	Total
	Common Shares		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity
December 17, 2009
Issuance of common stock for cash on organization of the Company	600,000	$ 600	$ 5,400	$ -	$ 6,000

December 17, 2009
Issuance of common stock for professional fees	58,000	58	14,942	-	15,000

Net loss	-	-	-	(16,363)	(16,363)

Balance, December 31, 2009	658,000	$ 658	$ 20,342	$ (16,363)	$ 4,637

The accompanying notes are an integral part of these financial statements.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

Subprime Advantage, Inc.
(a Development Stage Company)
Statement of Cash Flows (audited)

Inception
December 17, 2009 to
December 31,
2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (16,363)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	15,000
Changes in operating assets and liabilities:
Increase in accounts payable	1,363

Net cash used in operating activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	6,000

Net cash provided by financing activities	6,000

NET CHANGE IN CASH	6,000

CASH AT BEGINNING OF YEAR	-

CASH AT END OF YEAR	$ 6,000

SUPPLEMENTAL INFORMATION:
Interest paid	$ -
Income taxes paid	$ -

Non-cash activities:
Number of shares issued for services	58,000

The accompanying notes are an integral part of these financial statements.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The Company was incorporated on December 17, 2009 (Date of Inception) under the laws of the State of Nevada, as Subprime Advantage, Inc. The Company developed its business plan over the period commencing with December 17, 2009 and ending on December 31, 2009.

The Company has not commenced significant operations and, in accordance with ASC Topic 915, the Company is considered a development stage company.

Nature of operations
The Company is developing an Internet destination and marketplace in the United States for buyers and sellers of subprime disadvantaged real estate and real estate mortgages which have suffered substantially from the subprime meltdown of real estate values and for consumers seeking information regarding real estate products and services, such as insurance, financing, legal assistance, and real estate associated industries.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.

Revenue Recognition
We recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.

We generate revenue when it is realizable and earned, as evidenced by click-throughs occurring on advertisers’ sponsored listings, the display of a banner advertisement or the fulfillment of subscription listing obligations. We enter into contracts to distribute sponsored listings and banner advertisement with our direct and indirect advertisers. Most of these contracts are short-term, do not contain multiple elements and can be cancelled at anytime. Our indirect advertisers provide us with sponsored listings with bid prices (what their advertisers are willing to pay for each click-through on those listings). We recognize our portion of the bid price based upon the contractual agreement. Sponsored listings and banner advertisements are included as search results in response to keyword searches performed by consumers on our website. Revenue is recognized when earned based on click-through activity to the extent that collection is reasonably assured from credit worthy advertisers.

Advertising Costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period of Inception (December 17, 2009) to December 31, 2009.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

Income taxes
The Company follows ASC Topic 740 for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As a December 31, 2009, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material affect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next twelve months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2009, no income tax expense has been incurred.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Recent pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures.  This amendment to Topic 932 has improved the reserve estimation and disclosure requirements by (1) updating the reserve estimation requirements for changes in practice and technology that have occurred over the last several decades and (2) expanding the disclosure requirements for equity method investments.  This is effective for annual reporting periods ending on or after December 31, 2009.  However, an entity that becomes subject to the disclosures because of the change to the definition oil- and gas- producing activities may elect to provide those disclosures in annual periods beginning after December 31, 2009.  Early adoption is not permitted.  The Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary.  This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP.  It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP.  An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10).  For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160.  The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force).  This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis.  The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

In December 2009, the FASB issued Accounting Standards Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 167. (See FAS 167 effective date below)

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In December 2009, the FASB issued Accounting Standards Update 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets.  This Accounting Standards Update amends the FASB Accounting Standards Codification for Statement 166. (See FAS 166 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing.  This Accounting Standards Update amends the FASB Accounting Standard Codification for EITF 09-1.  (See EITF 09-1 effective date below)

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements.  This update changed the accounting model for revenue arrangements that include both tangible products and software elements.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements.  This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances under existing US GAAP.  This amendment has eliminated that residual method of allocation.  Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).  This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent).  It is effective for interim and annual periods ending after December 15, 2009.  Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In July 2009, the FASB ratified the consensus reached by EITF (Emerging Issues Task Force) issued EITF No. 09-1, (ASC Topic 470) “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance” (“EITF 09-1”).  The provisions of EITF 09-1, clarifies the accounting treatment and disclosure of share-lending arrangements that are classified as equity in the financial statements of the share lender.  An example of a share-lending arrangement is an agreement between the Company (share lender) and an investment bank (share borrower) which allows the investment bank to use the loaned shares to enter into equity derivative contracts with investors.  EITF 09-1 is effective for fiscal years that beginning on or after December 15, 2009 and requires retrospective application for all arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009.   Share-lending arrangements that have been terminated as a result of counterparty default prior to December 15, 2009, but for which the entity has not reached a final settlement as of December 15, 2009 are within the scope.  Effective for share-lending arrangements entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009.  The Company does not expect the provisions of EITF 09-1 to have a material effect on the financial position, results of operations or cash flows of the Company.

 In June 2009, the FASB issued SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”).   SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).  SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, (ASC Topic 860) “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). The provisions of SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (December 17, 2009) through the period ended December 31, 2009 of ($16,363). In addition, the Company’s development activities since inception have been financially sustained through equity financing.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 2 – GOING CONCERN (CONTINUED)

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – INCOME TAXES

At December 31, 2009, the Company had a federal operating loss carryforward of $16,363, which begins to expire in 2029.

The provision for income taxes consisted of the following components for the period Inception (December 17, 2009) to December 31, 2009:

2009
Current:
Federal	$ -
State	-
Deferred	-
$ -

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2009:

2009
Deferred tax assets:
Net operating loss carryforward	$ 5,727
Total deferred tax assets	5,727
Less: Valuation allowance	(5,727)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of December 31, 2009 was $5,727, which will begin to expire 2029.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2009 and maintained a full valuation allowance.

Subprime Advantage, Inc.
(a Development Stage Company)
Notes

NOTE 3 – INCOME TAXES (CONTINUED)

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2009:

2009
Federal statutory rate	(35.0)%
State taxes, net of federal benefit	(0.00)%
Change in valuation allowance	35.0%
Effective tax rate	0.0%

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

Common Stock

On December 17, 2009, the Company issued its sole officer and director of the Company 600,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $6,000.

On December 17, 2009, the Company issued 58,000 shares of its common stock toward legal fees at a value of approximately $0.26 per share.  The shares were valued with the fair value of the services rendered.

As of December 31, 2009, there have been no other issuances of common stock.

NOTE 5 – WARRANTS AND OPTIONS

As of December 31, 2009, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 6 – RELATED PARTY TRANSACTIONS

On December 17, 2009, the Company issued its sole officer and director of the Company 600,000 shares of its $0.001 par value common stock at a price of $0.01 per share for cash of $6,000.

Subprime Advantage, Inc.

SUBPRIME ADVANTAGE, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
	June 30,	December 31,
	2010	2009
	(unaudited)	(audited)
ASSETS

Current assets:
Cash	$ 489	$ 6,000
Total current assets	489	6,000

Deposit	1,000	-

Total assets	$ 1,489	$ 6,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$ 6,687	$ 1,363
Accrued interest payable - related party	12	-
Total current liabilities	6,699	1,363

Long term liabilities:
Notes payable - related party	3,000	-
Total long term liabilities	3,000	-

Total liabilities	9,699	1,363

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 658,000 and 658,000 shares issued and oustandingoutstanding
as of June 30, 2010 and December 31, 2009, respectively	658	658
Additional paid-in capital	21,942	20,342
Deficit accumulated during development stage	(30,810)	(16,363)
Total stockholders' equity (deficit)	(8,210)	4,637

Total liabilities and stockholders' equity (deficit)	$ 1,489	$ 6,000

The accompanying notes are an integral part of these financial statements.

SUBPRIME ADVANTAGE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
(unaudited)

	For the	For the	Inception
	three months	six months	(December 17, 2009)
	ended	ended	to
	June 30,	June 30,	June 30,
	2010	2010	2010

Revenue	$ -	$ -	$ -

Operating expenses:
General and administrative	687	893	1,056
Executive compensation	1,200	2,600	2,600
Professional fees	6,220	10,942	27,142
Total operating expenses	8,107	14,435	30,798

Other expenses:
Interest expense - related party	(12)	(12)	(12)
Total other expenses	(12)	(12)	(12)

Net loss	$ (8,119)	$ (14,447)	$ (30,810)

Weighted average number of common shares	658,000	658,000
outstanding - basic

Net loss per share - basic	$ (0.01)	$ (0.02)

The accompanying notes are an integral part of these financial statements.

SUBPRIME ADVANTAGE, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(unaudited)

		Inception
	For the	(December 17, 2009)
	six months ended	to
	June 30,	June 30,
	2010	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (14,447)	$ (30,810)
Adjustments to reconcile net loss
to net cash used in operating activities:
Shares issued for services	-	15,000
Donated executive compensation	1,600	1,600
Changes in operating assets and liabilities:
Increase in accounts payable	5,324	6,687
Increase in accrued interest payable - related party	12	12

Net cash used in operating activities	(7,511)	(7,511)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits	(1,000)	(1,000)

Net cash used in investing activities	(1,000)	(1,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	-	6,000
Proceeds from notes payable - related party	3,000	3,000

Net cash provided by financing activities	3,000	9,000

NET CHANGE IN CASH	(5,511)	489

CASH AT BEGINNING OF PERIOD	6,000	-

CASH AT END OF PERIOD	$ 489	$ 489

SUPPLEMENTAL INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

Non-cash activities:
Number of shares issued for services	-	58,000

The accompanying notes are an integral part of these financial statements.

SUBPRIME ADVANTAGE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The condensed interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2009 and notes thereto included in the Company’s S-1 registration statement and all amendments. The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim period are not indicative of annual results.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Stock-based compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Earnings per share
The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

SUBPRIME ADVANTAGE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements

Below is a listing of the most recent accounting standards and their effect on the Company.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates.  The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-18 (ASU 2010-18), Receivables (Topic 310): Effect of a Loan Modification When the Loan is Part of a Pool That Is Accounted for as a Single Asset-a consensus of the FASB Emerging Task Force.  The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010.  The amendments are to be applied prospectively. Early application is permitted.  The Company does not expect the provisions of ASU 2010-18 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition.  The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  If a vendor elects early adoption and the period of adoption is not the beginning of the entity’s fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption.  The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-16 (ASU 2010-16), Entertainment-Casinos (Topic 924): Accruals for Casino Jackpot Liabilities-a consensus of the FASB Emerging Issues Task.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  The amendments should be applied by recording a cumulative-effect adjustment to opening retained earnings in the period of adoption.  The Company does not expect the provisions of ASU 2010-16 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-15 (ASU 2010-15), Financial Services-Insurance (Topic 944): How Investments held through Separate Accounts Affect an Insurer’s Consolidation Analysis of Those Investments-a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2010.  Early adoption is permitted.  The amendments in this Update should be applied retrospectively to all prior periods upon the date of adoption.  The Company does not expect the provisions of ASU 2010-15 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-14 (ASU 2010-14), Accounting for Extractive Activities – Oil & Gas - Amendments to Paragraph 932-10-S99-1 (SEC Update).  The Amendments are designed to modernize and update the oil and gas disclosure requirements to align them with current practices and changes in technology. The Company does not expect the provisions of ASU 2010-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

SUBPRIME ADVANTAGE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent pronouncements (continued)

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-13 (ASU 2010-13), Compensation-Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740): Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update.  The Company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-09 (ASU 2010-09), Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This amendment addresses both the interaction of the requirements of this Topic with the SEC’s reporting requirements and the intended breadth of the reissuance disclosure provision related to subsequent events (paragraph 855-10-50-4).  All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.  The Company does not expect the provisions of ASU 2010-09 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. As noted above, the Company is in the development stage and, accordingly, has not yet generated revenues from operations. Since its inception, the Company has been engaged substantially in financing activities and developing its business plan and incurring start up costs and expenses. As a result, the Company incurred accumulated net losses from Inception (December 17, 2009) through the period ended June 30, 2010 of ($30,810). In addition, the Company’s development activities since inception have been financially sustained through debt and equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

SUBPRIME ADVANTAGE, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 3 – DEPOSIT

On April 1, 2010, the Company entered into a real estate installment contract for the purchase of a property at a value less than the existing mortgage balance.  The Company agreed to purchase the property at $50,000 and paid $1,000 to the sellers as a down payment, the remaining balance of $49,000 is due to the lender within 12 months from the date of the contract.  The Company is willing to modify the loan balance from $168,000 down to $49,000 or pay off the mortgage obligation at a discount of $49,000 (short sale).  If the lender is unwilling to agree to the terms of the loan modification or short sale, then the Company will have the option to retain title to the property subject to the existing mortgage balance of $168,000 or re-convey the property back to the sellers or their assignees.  As of June 30, 2010, the Company has been in contact with the lender to discuss the loan modification and/or the short sale but is in the process of renegotiating the terms.

NOTE 4 – NOTES PAYABLE – RELATED PARTY

Notes payable consists of the following at June 30, 2010:

June 30, 2010
Note payable to an officer, director and shareholder, unsecured, 6% interest, due June 2013	$ 3,000

$ 3,000

Interest expense for the six months ended June 30, 2010 and 2009 was $12 and $0, respectively.

NOTE 5 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of its $0.001 par value common stock.

During the six months ended June 30, 2010, an officer, director and shareholder of the Company donated services to the Company valued at $1,600.

During the six months ended June 30, 2010, there have been no other issuances of common stock.

NOTE 6 – WARRANTS AND OPTIONS

As of June 30, 2010, there were no warrants or options outstanding to acquire any additional shares of common stock.

NOTE 7 – RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2010, the Company paid $1,000 to an officer, director and shareholder of the Company which was recorded as executive compensation.  Additionally, the officer, director and shareholder of the Company donated services to the Company valued at $1,600.

NOTE 8 – SUBSEQUENT EVENTS

During July 2010, an officer, director and shareholder of the Company loaned $5,000 to the Company.  The loan bears interest at 6% per annum and is due in July 2013.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained herein is correct as of any time subsequent to the date hereof.

SUBPRIME ADVANTAGE, INC.

$50,000

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until the offering termination date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II:  Information not required in Prospectus

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Subprime Advantage in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Subprime Advantage if they were not engaged in willful misfeasance or malfeasance in the performance of his or his duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Subprime Advantage in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses to be paid in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates except for the Securities and Exchange Commission registration fee.

Amounts
SEC & State Filing Fees	$1,000
Legal Fees and Expenses	5,000
Auditing Fees	$2,000
Accounting Fess	$1,000
Copying	300

Total	$9,300

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (December 17, 2009) we issued and sold the following unregistered securities:

In December of 2009, we issued 600,000 shares of our $0.001 par value common stock at a price of $0.01 per share (total valuation of $6,000) to the founder of the Company. These shares were valued at this price because we arbitrarily determined we were going to issue 600,000 shares to our founder for the $6,000 investment, which resulted in a price of $0.01 per share. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipient representing his intentions to acquire the securities for his own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

In December of 2009, we issued 58,000 shares of our common stock for legal services rendered to the Company at a value of $0.26 per share. These shares were negotiated in an arms-length transaction between the proposed counsel and the company. The value of these share were based upon the fair value of legal services rendered per agreement. The offering and sale of the shares of common stock will not be registered under the Securities Act of 1933 because the offering and sale was made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933 there under for transactions by an issuer not involving a public offering (with the recipients representing their intentions to acquire the securities for their own accounts and not with a view to the distribution thereof and acknowledging that the securities will be issued in a transaction not registered under the Securities Act of 1933).

EXHIBITS

The Exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes to:

(1)           File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i)           Include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)           Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, is the securities are offered or sold to such purchaser and will be considered to offer or sell securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
(1)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the issuer pursuant to the foregoing provisions, or otherwise, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)           In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3)           Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 12, 2010.

SUBPRIME ADVANTAGE, INC.

By: /s/ Molly Country
Molly Country, Chief Executive Officer
and Principal Accounting Officer

Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/Molly Country	President	August 12, 2010
Molly Country

/s/Molly Country	Director	August 12, 2010
Molly Country

/s/Molly Country	Principal Executive Officer	August 12, 2010
Molly Country

/s/Molly Country	Principal Financial Officer	August 12, 2010
Molly Country

/s/Molly Country	Principal Accounting Officer	August 12, 2010
Molly Country

/s/Molly Country	Secretary & Treasurer	August 12, 2010
Molly Country

Financial Statements and Exhibits

(a)           Documents filed as part of this Report
1.           Financial Statements (audited):
A.           INDEX TO FINANCIAL STATEMENTS
Independent Auditors Report F-1
Balance Sheet as of December 31, 2009 F-2
Statement of Operations for the Period Inception (December 17, 2009)
through December 31, 2009 F-3
Statement of Stockholders’ Equity for the Period
Inception (December 17, 2009) through December 31, 2009 F-4
Statement of Cash Flows for the Period Inception (December 17, 2009)
through December 31, 2009 F-5
Notes to Financial Statements F-6 - F-10

(b)           Documents filed as part of this Report
1.           Financial Statements (unaudited):
A.           INDEX TO FINANCIAL STATEMENTS

Balance Sheet as of June 30, 2010 G-1
Statement of Operations for the Period Inception (December 17, 2009)
through June 30, 2010 G-2
Statement of Cash Flows for the Period Inception (December 17, 2009)
through June 30, 2010 G-3
Notes to Financial Statements G-4 - G-7

(c) Exhibits
EXHIBIT INDEX

Exhibit	Description
3(i)(a)*	Articles of Incorporation of Subprime Advantage filed on December, 17, 2009
3(ii)(a)*	Bylaws of the Subprime Advantage
4*	Instrument defining the rights of security holders: (a)Articles of Incorporation (b)Bylaws (c)Stock Certificate Specimen
5*	Opinion of the Stoecklein Law Group
10.1*	Subscription Agreement
10.2	Waiver from Stoecklein Law Group
10.3	Real Estate Purchase Contract
10.4	Promissory Note Dated June 7, 2010
10.5	Promissory Note Dated July 13, 2010
11*	Statement Re: Computation of per share earnings
23.1*	Consent of De Joya Griffith & Company, LLC
23.2*	Consent of the Stoecklein Law Group

*       Filed herewith